EXHIBIT 10.1

Summary of Long-Term Equity Incentive Fiscal Year 2018 Awards for the Named Executive Officers

Named Executive Officer	Restricted Stock* (Time-Based Vesting (#)	Restricted Stock* (Performance-Based Vesting EBITDA)(#)	Restricted Stock* (Performance-Based Vesting ROIC)(#)
Jeffrey N. Boyer Executive Vice President and Chief Financial Officer	30,434	50,215	50,219
Michael R. Benkel Executive Vice President, Global Supply Chain	20,869	34,432	34,436
Laura A. Coffey Executive Vice President, Planning and Allocations	13,796	22,763	22,767
Catherine David Executive Vice President, Merchandising	26,086	43,043	43,045
Eric W. Hunter Executive Vice President, Marketing	25,217	41,606	41,610

*All equity awards were granted under the Pier 1 Imports, Inc. 2015 Stock Incentive Plan. The respective forms of award agreements are attached as Exhibits 10.2, 10.3 and 10.4. The grants were effective April 14, 2017. The Performance-Based Vesting EBITDA and the Performance-Based Vesting ROIC restricted stock awards are shown at maximum performance, and assume an increase of 10% related to the TSR modifier as set forth in the respective agreements.